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                                                                EXHIBIT 3.5
SERIES A  PARTICIPATING CONVERTIBLE           SERIES A PARTICIPATING CONVERTIBLE
REDEEMABLE PREFERRED STOCK                    REDEEMABLE PREFERRED STOCK

NUMBER                                                          SHARES
GRP
[GETTY LOGO]                    [GETTY LOGO]
                                                                SEE REVERSE FOR
                                                                     CERTAIN
                                                                   DEFINITIONS
                              GETTY REALTY CORP.

         a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT              SPECIMEN                     CUSIP 374297 20 8






is the owner of

        fully paid and nonassessable shares of Series A Participating Convertible Redeemable Preferred Stock, $.01 par value per share, of Getty Realty Corp. (the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

        In Witness Whereof, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated

/S/ Leo Liebowitz                          Countersigned and Registered:
---------------------
President                                  By:                   Transfer Agent
                                    [SEAL]                       and Registrar
/s/ Randi Young Filip
---------------------                                       Authorized Signature
Secretary







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                               IMPORTANT NOTICE
                               ----------------

        The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, [if the Corporation is authorized to issue any preferred or special class in series,]
(i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

                         ---------------------------

        KEEP THIS CERTIFICATE IN A SAFE PLACE.  IF IT IS LOST, STOLEN
     OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
            CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

                         ---------------------------

        The following abbreviations, when used in the description on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  - as tenants in common                         UNIF GIFT MIN ACT                       CUSTODIAN
TEN ENT  - as tenants by the entireties                                    ----------------               --------------
JT TEN   - as joint tenants with                                           (Custodian)                    (Minor)
           right of survivorship                                           under Uniform Gifts to Minors Act of
           and not as tenants in
           common                                                          ------------------------------------
                                                                           (State)
                                                Additional abbreviations may also be used though not in the above list.


FOR VALUE RECEIVED,                             HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO
                    ----------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
                                                                      ------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)


                                  (                 )  shares of Series A Participating Convertible Redeemable Preferred Stock of
--------------------------------   -----------------
the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint
                                                                                                -----------------------------------
attorney to transfer the said shares of Series A Participating Convertible Redeemable Preferred Stock on the books of the
Corporation, with full power of substitution in the  premises.


Dated
     ------------------------------                                     ---------------------------------------------------------
                                                                        NOTICE:  The Signature To This Assignment Must Correspond
                                                                        With The Name As Written Upon The Face Of The Certificate
                                                                        In Every Particular, Without Alteration Or Enlargement
                                                                        Or Any Change Whatever.